Exhibit 10.1

FIRST AMENDMENT TO EQUITY PURCHASE AGREEMENT

This FIRST AMENDMENT TO EQUITY PURCHASE AGREEMENT (this “First Amendment”) is made and entered into as of the 14th day of August, 2025 (the “Amendment Effective Date”) by and between HCW Biologics Inc., a Delaware corporation with a principal place of business at 2929 North Commerce Parkway, Miramar, FL 33025 (the “Company”) and Square Gate Capital Master Fund, LLC – Series 4, a series limited liability company organized in the State of Delaware (the “Investor”).

Reference is made to the Equity Purchase Agreement (the “Agreement”) entered into as of February 20, 2025 (the “Execution Date”) by Company and Investor. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth for such terms in the Agreement.

The Company and the Investor desire to amend the Agreement to add certain terms with respect to intraday puts and purchases of Common Stock thereunder as provided in this First Amendment.

Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

1. Section 2.2 of the Agreement is hereby amended to add at the end thereof the following new clause 2.2(c), to be and read as follows:

“(c) INTRADAY PURCHASE NOTICE. Notwithstanding anything in this Agreement to the contrary, after delivery of email confirmation from the Transfer Agent to the Investor’s broker, with the Investor copied on such email, that the Transfer Agent has posted DWAC for Put Shares pursuant to a Put Notice (the “Initial Put Notice”) that has been delivered within the Put Notice Delivery Window in accordance with the terms of this Agreement or otherwise accepted or approved by the Investor (an “Initial Share Delivery”), the Company may submit one or more additional Put Notices by email to the Investor at any time on the Trading Day on which Initial Share Delivery occurs (each, an “Intraday Put Notice”) which notice shall be substantially in the form of Intraday Put Notice set forth in Exhibit A hereto, shall state a number of additional Put Shares (“Intraday Put Shares”) that the Company desires to sell to the Investor on that same Trading Day and request the Investor’s acceptance of an Intraday Put to be executed and priced in accordance with this Section 2.2(c); provided that the Company shall not submit a further Intraday Put Notice until delivery of email confirmation from the Transfer Agent to the Investor’s broker, with the Investor copied on such email, that the Transfer Agent has posted DWAC for Put Shares pursuant to all prior Intraday Put Notices submitted on such Trading Day. Each Intraday Put Notice shall be subject to the Investor’s written acceptance and the terms, conditions and limitations set forth in this Section 2(c) (which terms, conditions and limitations shall govern in the event of a conflict with any other provisions of this Agreement).

(i)
The Investor shall use commercially reasonable efforts to provide its acceptance or rejection of an Intraday Put Notice by email to the Company within thirty (30) minutes following the Investor’s receipt of such Intraday Put Notice. If the Company does not receive acceptance or rejection from the Investor of an Intraday Put Notice within such 30-minute period, such Intraday Put Notice shall be deemed rejected. References to Put Notices submitted in accordance with Section 2.2(b) shall be deemed to include Intraday Put Notices accepted by the Investor pursuant to this Section 2.2(c). For clarity, the Company may issue, and the Investor may accept, multiple Intraday Put Notices during a Trading Day. The purchase and sale of Put Shares pursuant to each such Intraday Put Notice is referred to herein as an “Intraday Put”.

(ii)
The Purchase Price of the Put Shares purchased by the Investor pursuant to each Intraday Put Notice accepted on the same Trading Day (the “Intraday Purchase Price”) shall be one hundred percent (100%) of the lowest traded price for the Common Stock on the Principal Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market, as applicable) during the period beginning at the time that is 15 minutes after the time (rounded up to the nearest full minute) of the email confirmation from the Transfer Agent to the Investor’s broker that the Transfer Agent has posted DWAC for the Put Shares, with the Investor copied on such email (the “Intraday Valuation Period Start Time”) and ending at the latest to occur of (x) expiration of 15 minutes after the Intraday Valuation Start Time and (y) the earlier of (1) the time when the aggregate trading volume since the Intraday Valuation Period Start Time equals or exceeds one thousand percent (1,000%) of the number of Put Shares purchased by the Investor pursuant to the relevant Initial Put Notice or Intraday Put Notice, as the case may be, and the close of the tenth (10th) Trading Day ending following the Intraday Valuation Start Time (the “Intraday Valuation Period End Time”).

(iii)
For purposes of Section 2.3, with respect to an Intraday Put accepted by the Investor pursuant to Section 2.2(c), the Company will deliver the relevant Transfer Agent Instruction Letter as promptly as practicable following its receipt of the Investor’s unconditional acceptance of the relevant Intraday Put Notice, with a copy to the Investor by email; the Company will use all commercially reasonable efforts to cause the Transfer Agent to deliver email confirmation to the Investor’s broker, with the Investor copied on such email, that the Transfer Agent has posted DWAC for the Intraday Put Shares within one hour following its receipt of such acceptance, and the “Share Delivery Deadline” shall be the time that is 120 minutes after the Company’s receipt of confirmation from the Transfer Agent that it has received the relevant Transfer Agent Instruction Letter, rounded up to the nearest full minute. For purposes of Section 6.12 of this Agreement as it applies to any accepted Intraday Put Notice(s) and the relevant Initial Put Notice, the “Standstill Period” shall be the period beginning on the Intraday Valuation Period Start Time and ending at the Intraday Valuation Period End Time, provided that the Investor may waive such Standstill Period.

2. Exhibit A to the Agreement is hereby amended to add, at the end thereof, the form of Intraday Put Notice attached hereto as Attachment 1.

3. The Agreement is deemed amended as provided in this First Amendment. Except as so amended, the terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Amendment Effective Date.

HCW BIOLOGICS INC.

By: /s/ Hing C. Wong

Name: Hing C. Wong

Title: Founder and CEO

Date: August 14, 2025

SQUARE GATE CAPITAL MASTER FUND, LLC – SERIES 4

By: /s/ Christopher Perugina

Name: Christopher Perugini

Title: Managing Partner

Date: August 14, 2025